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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): August 6, 2001
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                        HOLLEY PERFORMANCE PRODUCTS INC.
               (Exact Name of Registrant as Specified in Charter)



             DELAWARE                      333-89061                            61-1291482
      (State of Incorporation)      (Commission File Number)       (IRS Employer Identification Number)


                 1801 RUSSELLVILLE ROAD, POST OFFICE BOX 10360,
                         BOWLING GREEN, KENTUCKY 42101
              (Address of Principal Executive Offices)  (Zip Code)


        Registrant's telephone number, including area code: 270-782-2900


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On August 6, 2001, Holley Performance Products Inc., a Delaware corporation (the "Company"), dismissed Arthur Andersen LLP as the Company's independent accountants and engaged Ernst & Young LLP as its new independent accountants. The decision to change the Company's accounting firm was recommended and approved by the Company's Audit Committee of the Board of Directors.

         Arthur Andersen LLP's reports on the Company's financial statements for 1999 and 2000 (the two most recent fiscal years) contained no adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such years.

         None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933 occurred with respect to the Company within the last two fiscal years and subsequent interim period to the date hereof. During the last two fiscal years and the subsequent interim period to the date hereof, the Company did not consult Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

         The Company has requested Arthur Andersen LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company in this Form 8-K. A copy of such letter, dated August 13, 2001 is filed as an Exhibit to this Form 8-K.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HOLLEY PERFORMANCE PRODUCTS INC.


Date: August 13, 2001               By: /s/ Jeffrey G. King
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                                    Jeffrey G. King
                                    President and CEO